CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" within the Prospectus of AllianceBernstein Global Risk Allocation Fund, Inc. and "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information for AllianceBernstein Growth and Income Fund, Inc., AllianceBernstein Equity Income Fund, Inc., AllianceBernstein Core Opportunities Fund, Inc., AllianceBernstein Trust - AllianceBernstein Discovery Value Fund, AllianceBernstein Trust - AllianceBernstein Value Fund, AllianceBernstein Trust - AllianceBernstein International Value Fund, AllianceBernstein Trust - AllianceBernstein Global Value Fund, AllianceBernstein Global Risk Allocation Fund, Inc., AllianceBernstein Global Real Estate Investment Fund, Inc., and AllianceBernstein Cap Fund, Inc. - AllianceBernstein Emerging Markets Equity Portfolio, and to the use of our reports, with respect to the financial statements of AllianceBernstein Growth and Income Fund, Inc. for the fiscal year ended October 31, 2012 dated December 27, 2012, AllianceBernstein Equity Income Fund, Inc., AllianceBernstein Core Opportunities Fund, Inc., AllianceBernstein Trust - AllianceBernstein Discovery Value Fund, AllianceBernstein Trust - AllianceBernstein Value Fund, AllianceBernstein Trust
- AllianceBernstein International Value Fund, AllianceBernstein Trust - AllianceBernstein Global Value Fund, AllianceBernstein Global Risk Allocation Fund, Inc., and AllianceBernstein Global Real Estate Investment Fund, Inc. each for the fiscal year ended November 30, 2012 dated January 25, 2013, and AllianceBernstein Cap Fund, Inc. - AllianceBernstein Emerging Markets Equity Portfolio for the period September 27, 2012 (commencement of operations) through November 30, 2012 dated January 25, 2013, which are incorporated by reference in this Post-Effective Amendment No. 120 to the Registration Statement (Form N-1A No. 2-10988) of AllianceBernstein Global Risk Allocation Fund, Inc.

                                             /s/ ERNST & YOUNG LLP


New York, New York
October 11, 2013